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                                        BYLAWS
                                          OF
                               THE O'BOISIE CORPORATION
                                AN ILLINOIS CORPORATION
                              (ADOPTED JANUARY 19, 1996)

                                  TABLE OF CONTENTS

                                                                  PAGE
                                                                 NUMBER

                                      ARTICLE I

                               IDENTIFICATION; OFFICES

SECTION 1.01  Name.............................................      1

SECTION 1.02  Principal and Business Offices...................      1

SECTION 1.03  Registered Agent and Office......................      1

SECTION 1.04  Place of Keeping Corporate Records...............      1


                                      ARTICLE II

                                     SHAREHOLDERS

SECTION 2.01  Annual Meetings....................................... 1

SECTION 2.02  Special Meetings...................................... 1

SECTION 2.03  Place of Shareholder Meetings......................... 2

SECTION 2.04  Notice of Meetings.................................... 2

SECTION 2.05  Quorum and Adjourned Meetings......................... 2

SECTION 2.06  Fixing of Record Date................................. 2

SECTION 2.07  Voting Lists.......................................... 3

SECTION 2.08  Voting................................................ 3

SECTION 2.09  Proxies............................................... 3

SECTION 2.10  Ratification of Acts of Directors and Officers........ 3

SECTION 2.11  Informal Action of Shareholders....................... 3

SECTION 2.12  Organization.......................................... 4


                                     ARTICLE III

                                      DIRECTORS

SECTION 3.01  Number and Tenure of Directors........................ 4

SECTION 3.02  Election of Directors................................. 4

SECTION 3.03  Annual and Regular Meetings........................... 4

SECTION 3.04  Special Meetings...................................... 4

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SECTION 3.05  Notice of Special Meetings of the Board of Directors.. 5

SECTION 3.06  Waiver of Notice of Meetings of the Board of Directors 5

SECTION 3.07  Quorum................................................ 5

SECTION 3.08  Voting................................................ 5

SECTION 3.09  Vacancies............................................. 5

SECTION 3.10  Removal of Directors.................................. 5

SECTION 3.11  Informal Action of Directors.......................... 5

SECTION 3.12  Participation by Conference Telephone................. 6


                                      ARTICLE IV

                                      COMMITTEES


SECTION 4.01  General Provisions.................................... 6

SECTION 4.02  Executive Committee................................... 6


                                      ARTICLE V

                                       OFFICERS

SECTION 5.01  General Provisions.................................... 6

SECTION 5.02  Election and Term of Office........................... 7

SECTION 5.03  Removal of Officers................................... 7

SECTION 5.04  The Chief Executive Officer........................... 7

SECTION 5.05  The President......................................... 7

SECTION 5.06  The Chairman of the Board............................. 8

SECTION 5.07  Vice Chairman of the Board............................ 8

SECTION 5.08  The Vice President.................................... 8

SECTION 5.09  The Secretary......................................... 8

SECTION 5.10  The Assistant Secretary............................... 8

SECTION 5.11  The Treasurer......................................... 9

SECTION 5.12  The Assistant Treasurer............................... 9

SECTION 5.13  Other Officers, Assistant Officers and Agents......... 9

SECTION 5.14  Absence of Officers................................... 9

SECTION 5.15  Compensation.......................................... 9

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                                      ARTICLE VI

                                   INDEMNIFICATION

SECTION 6.01  Right to Indemnify.................................... 9

SECTION 6.02  Insurance............................................. 11

SECTION 6.03  Contract with the Corporation......................... 11


                                     ARTICLE VII

                               CERTIFICATES FOR SHARES

SECTION 7.01  Certificates of Shares................................ 11

SECTION 7.02  Signatures of Former Officers, Transfer Agents
              or Registrars......................................... 12

SECTION 7.03  Transfer of Shares.................................... 12

SECTION 7.04  Lost, Destroyed or Stolen Certificates................ 12


                                     ARTICLE VIII

                                    DISTRIBUTIONS

SECTION 8     Distributions.................................... 12


                                      ARTICLE IX

                        CONTRACTS, LOANS, CHECKS AND DEPOSITS

SECTION 9.01  Contracts............................................. 13

SECTION 9.02  Loans................................................. 13

SECTION 9.03  Checks, Drafts, Etc................................... 13

SECTION 9.04  Deposits.............................................. 13


                                      ARTICLE X

                                      AMENDMENTS

SECTION 10    Amendments............................................ 13

ATTESTATION..........................................................13

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                                       BY-LAWS
                                          OF
                               THE O'BOISIE CORPORATION
                              (ADOPTED JANUARY 19, 1996)



                                      ARTICLE I

                               IDENTIFICATION; OFFICES

SECTION 1.01. NAME. The name of the corporation is RBG FINANCIAL II, INC. (the "Corporation").

SECTION 1.02. PRINCIPAL AND BUSINESS OFFICES. The principal office of the Corporation in the State of Illinois will be located in the City of Chicago and County of Cook. The Corporation may have such principal and other business offices, either within or outside of the state of Illinois, as the Board of Directors may designate or as the Corporation's business may require from time to time.

SECTION 1.03. REGISTERED AGENT AND OFFICE. The Corporation's registered agent may be changed from time to time by or under the authority of the Board of Directors. The address of the Corporation's registered agent may change from time to time by or under the authority of the Board of Directors, or the registered agent. The business office of the Corporation's registered agent shall be identical to the registered office. The Corporation's registered office may be but need not be identical with the Corporation's principal office in the state of Illinois.

SECTION 1.04 PLACE OF KEEPING CORPORATE RECORDS. The records and documents required by law to be kept by the Corporation permanently shall be kept at the Corporation's principal office.


                                      ARTICLE II

                                     SHAREHOLDERS

SECTION 2.01. ANNUAL MEETINGS. An annual meeting of the shareholders shall be held on the last Monday of January of each year, or on such other date as may be determined by resolution of the Board of Directors; provided, however, that if in any year such date is a legal holiday, such meeting shall be held on the next succeeding business day. At each annual meeting, the shareholders shall elect directors to hold office for the term provided in Section 3.02 of these By-laws.

SECTION 2.02. SPECIAL MEETINGS. A special meeting of the shareholders of the Corporation may be called by the President, the Board of Directors or by the holders of one-fifth of all of the outstanding shares entitled to vote on the matter for which the meeting is called.

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SECTION 2.03.  PLACE OF SHAREHOLDER MEETINGS.  The Board of Directors may
designate any place, either within or without the State of Illinois, as the place of meeting for any annual meeting or for any special meeting. If no such place is designated by the Board of Directors, the place of meeting will be the principal business office of the Corporation.

SECTION 2.04. NOTICE OF MEETINGS. Unless waived as herein provided, written notice of each annual or special meeting, stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) days nor more than sixty (60) days before the date of the meeting or in the case of a merger, consolidation, share exchange, dissolution or sale, lease or exchange of assets not less than twenty (20) days nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the President, or the Secretary, or the persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his or her address as it appears on the records of the Corporation, with postage thereon prepaid. Attendance at any meeting in person or by proxy shall constitute waiver of notice thereof unless the person or proxy at the meeting objects to the holding of the meeting because notice was not given. A waiver of notice of a meeting in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. When a meeting is adjourned to another time or place in accordance with Section 2.05 of these By-Laws, notice need not be given of the adjourned meeting if the time and place of the adjourned meeting is announced at the meeting at which the adjournment is taken.

SECTION 2.05. QUORUM AND ADJOURNED MEETINGS. Unless otherwise provided by law or in the Articles of Incorporation of the Corporation, a majority of the outstanding shares entitled to vote on a matter, represented either in person or by proxy, shall constitute a quorum for consideration of such matter at a meeting of shareholders. If less than a majority of the outstanding shares of the Corporation are represented at such meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice.
At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the original meeting. The shareholders present at a meeting may continue to transact business until adjournment, notwithstanding the withdrawal of such number of shareholders as may leave less than a quorum.

SECTION 2.06. FIXING OF RECORD DATE. For purposes of determining the shareholders entitled to notice of or to vote at any meeting of shareholders, or to express consent to corporate action in writing without a meeting, or to receive payment of any dividend or in order to make a determination of shareholders for any proper purpose, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders such date in any case to be not more than sixty (60) days and, for a meeting of shareholders, not less than ten (10) days, or in the case of a merger, consolidation, share exchange, dissolution or sale, lease or exchange of assets, not less than twenty
(20) days, immediately preceding such meeting. If no record date is fixed pursuant to the foregoing, the day on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring the payment of any dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. A

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determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting.

SECTION 2.07. VOTING LIST. The officer or agent having charge of the transfer book for shares of the Corporation shall make, within twenty (20) days after the record date of every meeting of shareholders or ten (10) days before such meeting, whichever is earlier, a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of ten (10) days prior to such meeting, shall be kept on file at the registered office of the Corporation, and shall be subject to inspection by any shareholder, for any purpose germane to the meeting, and to copying at the shareholder's expense, at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder, for any purpose germane to the meeting, during the whole time of the meeting.

SECTION 2.08. VOTING. Unless otherwise provided by the Articles of Incorporation of the Corporation, each outstanding share shall be entitled to one vote at a meeting of shareholders. A shareholder may vote either in person or by proxy. All questions, unless otherwise provided by law, by the Articles of Incorporation or the By-Laws of the Corporation, shall be decided by a majority of the votes thus cast.

SECTION 2.09. PROXIES. A shareholder may appoint a proxy to vote or otherwise act for him or her, with or without a meeting, by signing an appointment form and delivering it to the person so appointed. All proxies shall expire eleven months from the date of execution thereof, unless otherwise provided in the proxy. Every proxy shall be revocable at the will of the shareholder executing it, except as otherwise provided by law, by a writing delivered to the Corporation stating that the proxy is so revoked or by a subsequent proxy executed by, or by attendance at the meeting and voting in person by, the person executing the proxy.

SECTION 2.10. RATIFICATION OF ACTS OF DIRECTORS AND OFFICERS. Except as otherwise provided by law or by the Articles of Incorporation of the Corporation, any transaction or contract or act of the Corporation or of the directors or the officers of the Corporation may be ratified by the affirmative vote of the holders of the number of shares which would have been necessary to approve such transaction, contract or act at a meeting of shareholders, or by the written consent of shareholders in lieu of a meeting.

SECTION 2.11. INFORMAL ACTION OF SHAREHOLDERS. Any action required to be taken at a meeting of the shareholders, or any action which may be taken at a meeting of the shareholders, may be taken without a meeting and without a vote, if a consent in writing, setting forth the action so taken, shall be signed (i) by all of the outstanding shareholders entitled to vote with respect to the subject matter thereof or (ii) by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voting if such consent is signed by less than all of the shareholders entitled to vote with respect to the subject matter thereof, then such consent shall become effective only if at least five (5) days prior to the execution of the consent a notice in writing is delivered to all of the shareholders entitled to vote with respect thereof, and after the effective date of the consent, prompt notice of the taking of

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the corporate action without a meeting by less than unanimous consent shall be delivered in writing to those shareholders who have not consented in writing.

SECTION 2.12. ORGANIZATION. Such person as the Board of Directors may designate or, in the absence of such a designation, the president of the Corporation or, in his or her absence, such person as may be chosen by the holders of a majority of the shares entitled to vote who are present, in person or by proxy, shall call to order any meeting of the shareholders and act as chairman of such meeting. In the absence of the secretary of the Corporation, the chairman of the meeting shall appoint a person to serve as secretary at the meeting.


                                     ARTICLE III

                                      DIRECTORS

SECTION 3.01. NUMBER AND TENURE OF DIRECTORS. The number of directors of the Corporation shall consist of not less than one (1) nor more than five (5). The initial board shall consist of one (1) member. Each director shall hold office until such director's successor is elected and qualified or until such director's earlier resignation or removal. Any director may resign at any time upon written notice to the Board of Directors, its Chairman, the President or the Secretary of the Corporation.

SECTION 3.02. ELECTION OF DIRECTORS. Directors shall be elected at the annual meeting of shareholders. In all elections for directors, every shareholder shall have the right to vote the number of shares owned by such shareholder for as many persons as there are directors to be elected.

SECTION 3.03. ANNUAL AND REGULAR MEETINGS. The annual meeting of the Board of Directors shall be held without other notice than this Bylaw on the same day and at the same place as the annual meeting of shareholders and immediately following such annual meeting of shareholders, or as soon thereafter as is practicable. Additional regular meetings of the Board of Directors shall be held at such times and places, within or without the State of Illinois, as the Board of Directors may determine, by resolution, from time to time. The Secretary shall give notice of each such resolution to any director who was not present at the time the same was adopted, but no further notice of such regular meeting need be given. The Chief Executive Officer shall preside at all meetings of the Board of Directors.

SECTION 3.04. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board, the President or at least one-third of the number of directors constituting the whole board. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Illinois, as the place for holding any special meeting of the Board of Directors called by them.

SECTION 3.05. NOTICE OF SPECIAL MEETINGS OF THE BOARD OF DIRECTORS. Notice of any special meeting of the Board of Directors shall be given at least two (2) days previous thereto by written notice to each director at his or her address. If mailed, such notice shall be deemed to be delivered when deposited in the United States Mail so addressed, with first-class postage thereon prepaid. If sent by any other means (including facsimile, courier, or express mail, etc.), such notice shall be deemed to be delivered when actually delivered to the home or business address of the director.

SECTION 3.06 WAIVER OF NOTICE OF MEETINGS OF THE BOARD OF DIRECTORS. Attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, a regular or special meeting of the board of Directors need be specified in the notice or waiver of notice of such meeting.

SECTION 3.07. QUORUM. A majority of the total number of directors fixed by these Bylaws, or in the absence of a bylaw which fixes the number of directors, the number stated in the Articles of Incorporation or named by the incorporators, shall constitute a quorum for the transaction of business. If less than a majority of the directors are present at a meeting of the Board of Directors, a majority of the directors present may adjourn the meeting from time to time without further notice.

SECTION 3.08. VOTING. The act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless the act of a greater number is required by law, by the Articles of Incorporation of the Corporation or by these By-Laws.

SECTION 3.09. VACANCIES. Vacancies in the Board of Directors may be filled by a majority vote of the Board of Directors or by an election either at an annual meeting or at a special meeting of the shareholders called for that purpose.
Any directors elected by the shareholders to fill a vacancy shall hold office for the balance of the terms for which he or she was elected. A director appointed by the Board of Directors to fill a vacancy shall serve until the next meeting of shareholders at which directors are elected.

SECTION 3.10. REMOVAL OF DIRECTORS. A director, or the entire Board of Directors, may be removed, with or without cause, at a meeting of shareholders by the affirmative vote of the holders of a majority of the outstanding shares then entitled to vote at an election of directors; provided, however, that (i) the notice of such meeting shall state that a purpose of such meeting is to vote upon the removal of one or more of the directors named in the notice; and (ii) if less than the entire board is to be removed or if the shareholders cumulative their votes, no director may be removed, with or without cause, if the votes against his or her removal would be sufficient to elect him or her if then cumulatively voted at an election of the Board of Directors.

SECTION 3.11. INFORMAL ACTION OF DIRECTORS. Unless otherwise restricted by the Articles of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

SECTION 3.12. PARTICIPATION BY CONFERENCE TELEPHONE. Members of the Board of Directors, or any committee designated by such board, may participate in a
meeting of the Board of                                         -5-

Directors, or committee thereof, by means of conference telephone or similar communications equipment as long as all persons participating in the meeting can speak with and hear each other, and participation by a director pursuant to this Section 3.12 shall constitute presence in person at such meeting.


                                      ARTICLE IV

                                      COMMITTEES

SECTION 4.01. GENERAL PROVISIONS. A majority of the Board of Directors may create one or more committees and appoint members of the Board of Directors to serve on the committee or committees. Each committee shall have two or more members, who serve at the pleasure of the Board of directors. Except as limited by law, each committee shall have such authority as the Board of Directors may from time to time direct.

SECTION 4.02. EXECUTIVE COMMITTEE. The Board of Directors may designate two or more directors to constitute an executive committee, which committee shall have and may exercise all of the authority of the Board of Directors in the management of the Corporation, provided such committee shall not have the authority of the Board of Directors in reference to amending the Articles of Incorporation, adopting a plan of merger or adopting a plan of consolidation with another corporation or corporations, recommending to the shareholders the sale, lease, exchange, mortgage, pledge or other disposition of all or substantially all of the property and assets of the Corporation, recommending to the shareholders a voluntary dissolution of the Corporation revocation thereof, amending, altering or repealing the By-Laws of the Corporation, electing or removing officers of the Corporation or members of the executive committee, fixing the compensation of any member of the executive committee, declaring dividends or amending, altering or repealing any resolution of the Board of Directors which by its terms provided that it shall not be amended, altered or repealed by the executive committee. The designation of such committee and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed upon it or him by law.



                                      ARTICLE V

                                       OFFICERS

SECTION 5.01. GENERAL PROVISIONS. The Board of Directors shall elect a President and a Secretary of the Corporation. The Board of Directors may also elect a Chairman of the Board, one or more Vice Chairmen of the Board, one or more Vice Presidents, a Treasurer, one or more Assistant Secretaries and Assistant Treasurers and such additional officers as the Board of Directors may deem necessary or appropriate from time to time. Any two or more offices may be held by the same person. The officers elected by the Board of Directors shall have such duties as are hereafter described and such additional duties as the Board of Directors may from time to time prescribe.

SECTION 5.02. ELECTION AND TERM OF OFFICE. The officers of the Corporation shall be elected annually by the Board of Directors at the regular meeting of the Board of Directors held after each annual meeting of the shareholders. If the election of officers is not held at such meeting, such election shall be held as soon thereafter as may be convenient. New offices of the Corporation may be created and filled and vacancies in offices may be filled at any time, at a meeting or by the written consent of the Board of Directors. Unless removed pursuant to Section 6.03 of these By-Laws, each officer shall hold office until his successor has been duly elected and qualified, or until his earlier death or resignation. Election or appointment of an officer or agent shall not of itself create contract rights.

SECTION 5.03. REMOVAL OF OFFICERS. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever, in its judgment, the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person(s) so removed.

SECTION 5.04. THE CHIEF EXECUTIVE OFFICER. The Board of Directors shall designate whether the Chairman of the Board, if one shall have been chosen, or the President shall be the Chief Executive Officer of the Corporation. If a Chairman of the Board has not been chosen, or if one has been chosen but not designated Chief Executive Officer, then the President shall be the Chief Executive Officer of the Corporation. The Chief Executive Officer shall be the principal executive officer of the Corporation and shall in general supervise and control all of the business and affairs of the Corporation, unless otherwise provided by the Board of Directors. The Chief Executive Officer shall preside at all meetings of the shareholders and of the Board of Directors and shall see that orders and resolutions of the Board of Directors are carried into effect. The Chief Executive Officer may sign bonds, mortgages, certificates for shares and all other contracts and documents whether or not under the seal of the Corporation except in cases where the signing and execution thereof shall be expressly delegated by law, by the Board of Directors or by these By-Laws to some other officer or agent of the Corporation. The Chief Executive Officer shall have general powers of supervision and shall be the final arbiter of all differences between officers of the Corporation and his decision as to any matter affecting the Corporation shall be final and binding as between the officers of the Corporation subject only to the Board of Directors.

SECTION 5.05. THE PRESIDENT. In the absence of the Chief Executive Officer or in the event of his inability or refusal to act, if the Chairman of the Board has been designated Chief Executive Officer, the President shall perform the duties of the Chief Executive Officer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Chief Executive Officer. At all other times the President shall have the active management of the business of the Corporation under the general supervision of the Chief Executive Officer. The President shall have concurrent power with the Chief Executive Officer to sign bonds, mortgages, certificates for shares and other contracts and documents, whether or not under the seal of the Corporation except in cases where the signing and execution thereof shall be expressly delegated by law, by the Board of Directors, or by these By-Laws to some other officer or agent of the Corporation. In general, the President shall perform all duties incident to the office of president and such other duties as the Chief Executive Officer or the Board of Directors may from time to time prescribe.

SECTION 5.06. THE CHAIRMAN OF THE BOARD. The Chairman of the Board, if one is chosen, shall be chosen from among the members of the board. If the Chairman of the Board has not been designated Chief Executive Officer, the Chairman of the Board shall perform such duties as may be assigned to the Chairman of the Board by the Chief Executive Officer or by the Board of Directors.

SECTION 5.07. VICE CHAIRMAN OF THE BOARD. In the absence of the Chief Executive Officer or in the event of his inability or refusal to act, if the Chairman of the Board has been designated Chief Executive Officer, the Vice Chairman, or if there be more than one, the Vice Chairmen, in the order determined by the Board of Directors, shall perform the duties of the Chief Executive Officer, and when so acting shall have all the powers of and be subject to all the restrictions upon the Chief Executive Officer. At all other times, the Vice Chairman or Vice Chairmen shall perform such duties and have such powers as the Chief Executive Officer or the Board of Directors may from time to time prescribe.

SECTION 5.08. THE VICE PRESIDENT. In the absence of the President or in the event of his inability or refusal to act, the Vice President (or in the event there be more than one Vice President, the Executive Vice President and then the other Vice President or Vice Presidents in the order designated, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Vice Presidents shall perform such other duties and have such other powers as the Chief Executive Officer or the Board of Directors may from time to time prescribe.

SECTION 5.09. THE SECRETARY. The Secretary shall attend all meetings of the Board of Directors and all meetings of the shareholders and record all the proceedings of the meetings of the Corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or the Chief Executive Officer, under whose supervision he shall be. The Secretary shall have custody of the corporate seal of the Corporation and the Secretary, or an Assistant Secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature.

SECTION 5.10. THE ASSISTANT SECRETARY. The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Chief Executive Officer or the Board of Directors may from time to time prescribe.

SECTION 5.11. THE TREASURER. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, the Treasurer shall give the Corporation a bond (which shall be renewed every six (6) years) in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

SECTION 5.12. THE ASSISTANT TREASURER. The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Chief Executive Officer or the Board of Directors may from time to time prescribe.

SECTION 5.13. OTHER OFFICERS, ASSISTANT OFFICERS AND AGENTS. Officers, Assistant Officers and Agents, if any, other than those whose duties are provided for in these bylaws, shall have such authority and perform such duties as may from time to time be prescribed by resolution of the board of directors.

SECTION 5.14. ABSENCE OF OFFICERS. In the absence of any officer of the Corporation, or for any other reason the Board of Directors may deem sufficient, the Board of Directors may delegate the powers or duties, or any of such powers or duties, of any officers or officer to any other officer or to any director.

SECTION 5.15. COMPENSATION. The Board of Directors shall have the authority to establish reasonable compensation of all officers for services to the Corporation.


                                      ARTICLE VI

                                   INDEMNIFICATION

SECTION 6.01.  RIGHT TO INDEMNIFY.  The Corporation shall:

    (a) to the fullest extent to which it is empowered to do so by The Illinois Business Corporation Act of 1983, as amended (the "Act"), or any other applicable laws as may from time to time be in effect, indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that he or she is or was a director and/or officer of the Corporation, or who is or was serving at the request of the Corporation as a director and/or officer of another Corporation, partnership, joint venture, trust or other enterprise, against all expenses (including


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

attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

    (b) to the fullest extent to which it is empowered to do so by the Act or any other applicable laws as may from time to time be in effect, indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action or suit by or in a right of the Corporation to procure judgment in its favor by reason of the fact that such person is or was a director and/or officer of the Corporation, or is or was serving at the request of the Corporation as a director and/officer of another Corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, if such person acted in good faith and in manner he or she reasonably believed to be in, or not opposed to the best interests of the Corporation, provided that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the Corporation, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

    (c) to the extent that a director and/officer of the Corporation has been successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to in subsections (a) and (b), or in defense of any claim, issue or matter therein, indemnify such person against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

    (d) any indemnification under subsections (a) and (b) (unless ordered by a court) only as authorized in the specific case, upon a determination that indemnification of the director and/or officer is proper in the circumstances because he or she has met the applicable standard of conduct set forth in subsections (a) or (b). Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such quorum is not obtainable, or even if obtainable, if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the shareholders.

    (e) or may pay expenses incurred in defending a civil or criminal action, suit or proceeding in advance of the final disposition of such action, suit or proceeding, as authorized by the Board of Directors in the specific case, upon receipt of an undertaking by or on behalf of the director and/or officer to repay such amount, unless it shall ultimately be determined that he or she is entitled to be indemnified by the Corporation as authorized in this Article VI.

    (f) not deem the indemnification provided by this Article VI exclusive of any other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his or her official


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

capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director and/or officer, and shall inure to the benefit of the heirs, executors and administrators of such a person.

    (g) if the Corporation has paid indemnity or has advanced expenses to a director and/or officer report the indemnification or advance in writing to the shareholders with or before the notice of the next shareholders' meeting.

SECTION 6.02. INSURANCE. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director and/or officer of the Corporation, or is or was serving at the request of the Corporation as a director and/or officer of another Corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such, whether or not the Corporation would have the power or the obligation to indemnify him against such liability under this Article VI.

SECTION 6.03.  CONTRACT WITH THE CORPORATION.   The provisions of this
Article VI shall be deemed to be a contract between the Corporation and each director and/or officer who serves in any such capacity at any time while this
Article VI and the relevant provisions of the Act or other applicable law, if any, are in effect, and any repeal or modification of any such law or of this
Article VI shall not affect any rights or obligations then existing with respect to any state of facts then or heretofore existing or any action, suit or proceeding theretofore or thereafter brought or threatened based in whole or in part upon such state of facts. However, the provisions of this Article VI shall not be deemed to be a contract between the Corporation and any directors or officers of any other Corporation (the "Second Corporation") which shall merge into or consolidate with this Corporation when this Corporation shall be the surviving or resulting Corporation, and any such directors or officers of the Second Corporation shall be indemnified to the extent required under
Section 8.75 of the Act only at the discretion of the board of directors of this Corporation.



                                     ARTICLE VII

                               CERTIFICATES FOR SHARES

SECTION 7.01. CERTIFICATES OF SHARES. Certificates representing shares of the Corporation shall be in the form determined from time to time by the Board of Directors. Such certificates shall be signed by the President or Vice-President and by the Secretary, an Assistant Secretary, the Treasurer or an Assistant Treasurer and shall be sealed with the seal of the Corporation, or a facsimile thereof, if the Corporation uses a seal. All certificates for shares shall be consecutively numbered or otherwise identified. The name of the person to whom the shares represented thereby are issued, with the number of shares and the date of issue, shall be entered on the books of the Corporation. All certificates surrendered to the Corporation for transfer shall be cancelled, and no new certificates shall be issued until the former certificates for the same number of shares have been surrendered and cancelled, except as provided in
Section 7.3 of these By-Laws. No certificate representing a share of stock of the Corporation shall be issued until such share is fully paid.

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

SECTION 7.02. SIGNATURES OF FORMER OFFICERS, TRANSFER AGENTS OR REGISTRARS. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person or entity were such officer, transfer agent or registrar at the date of issue.

SECTION 7.03. TRANSFER OF SHARES. Transfers of shares of the Corporation shall be made only on the books of the Corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his or her attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, and on surrender for cancellation of certificate for such shares. Prior to due presentment of a certificate for shares for registration of transfer, the Corporation may treat a registered owner of such shares as the person exclusively entitled to vote, to receive notifications and otherwise have and exercise all of the right and powers of an owner of shares.

SECTION 7.04. LOST, DESTROYED OR STOLEN CERTIFICATES. Whenever a certificate representing shares of the Corporation has been lost, destroyed or stolen, the holder thereof may file in the office of the Corporation an affidavit setting forth, to the best of his knowledge and belief, the time, place, and circumstance of such loss, destruction or theft together with a statement of indemnity sufficient in the opinion of the Board of Directors to indemnify the Corporation against any claim that may be made against it on account of the alleged loss of any such certificate. Thereupon the Board may cause to be issued to such person or such person's legal representative a new certificate or a duplicate of the certificate alleged to have been lost, destroyed or stolen. In the exercise of its discretion, the Board of Directors may waive the indemnification requirements provided herein.



                                     ARTICLE VIII

                                    DISTRIBUTIONS

SECTION 8.  DISTRIBUTIONS.   The Board of Directors of the Corporation may
authorize, and the Corporation may make, distributions to its shareholders in the manner and upon the terms and conditions provided by law. The provisions of
Section 2.06 of these By-Laws shall control for purposes of determining shareholders entitled to receive distributions, if any.



                                      ARTICLE IX

                        CONTRACTS, LOANS, CHECKS AND DEPOSITS

SECTION 9.01. CONTRACTS. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.


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

SECTION 9.02. LOANS. No loans, other than debt incurred in the ordinary course of business, shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

SECTION 9.03. CHECKS, DRAFTS, ETC. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by one or more officers or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

SECTION 9.04. DEPOSITS. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositaries as the Board of Directors may select.

                                      ARTICLE X

                                      AMENDMENTS

SECTION 10. AMENDMENTS. These By-Laws shall be subject to alteration, amendment, repeal or the adopting of new By-Laws by the affirmative vote of the holders of a majority of the issued and outstanding shares of the Corporation or by the action of the Board of Directors of the Corporation, but no By-Law adopted by the shareholders may be altered, amended or repealed by the Board of Directors if the By-Laws so provide.

                                     ATTESTATION

    The undersigned, being the Chief Executive Officer of The O'Boisie Corporation, does hereby certify the foregoing to be the Bylaws of the Corporation.

                                  The O'Boisie Corporation

                                  By:
                                     ------------------------------
                                  Donald F. Schumacher,
                                  Chief Executive Officer


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